EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in Net cash provided by (used in) operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended July 31, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,996	$—	$—	$2,996
Finance revenues	—	74	(28)	46
Sales and revenues, net	2,996	74	(28)	3,042
Costs of products sold	2,501	—	—	2,501
Restructuring charges	—	—	—	—
Asset impairment charges	3	—	—	3
Selling, general and administrative expenses	145	22		167
Engineering and product development costs	81	—	—	81
Interest expense	49	27	—	76
Other expense (income), net	58	(5)	(28)	25
Total costs and expenses	2,837	44	(28)	2,853
Equity in income of non-consolidated affiliates	1	—	—	1
Income before equity income from financial services operations and income taxes	160	30	—	190
Equity income from financial services operations	26	—	(26)	—
Income (loss) before income tax	186	30	(26)	190
Income tax benefit (expense)	(25)	(4)	—	(29)
Net income (loss)	161	26	(26)	161
Less: Net income attributable to non-controlling interests	5	—	—	5
Net income (loss) attributable to Navistar International Corporation	$156	$26	$(26)	$156

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$8,330	$—	$—	$8,330
Finance revenues	—	226	(85)	141
Sales and revenues, net	8,330	226	(85)	8,471
Costs of products sold	6,973	—	—	6,973
Restructuring charges	1	—	—	1
Asset impairment charges	6	—	—	6
Selling, general and administrative expenses	654	73	(1)	726
Engineering and product development costs	242	—	—	242
Interest expense	160	83	—	243
Other expense (income), net	247	(23)	(84)	140
Total costs and expenses	8,283	133	(85)	8,331
Equity in income of non-consolidated affiliates	4	—	—	4
Income before equity income from financial services operations and income taxes	51	93	—	144
Equity income from financial services operations	74	—	(74)	—
Income (loss) before income tax	125	93	(74)	144
Income tax benefit (expense)	10	(19)	—	(9)
Net income (loss)	135	74	(74)	135
Less: Net income attributable to non-controlling interests	16	—	—	16
Net income (loss) attributable to Navistar International Corporation	$119	$74	$(74)	$119

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended July 31, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,566	$—	$—	$2,566
Finance revenues	—	65	(25)	40
Sales and revenues, net	2,566	65	(25)	2,606
Costs of products sold	2,096	—	—	2,096
Restructuring charges	1	—	—	1
Asset impairment charges	7	1	—	8
Selling, general and administrative expenses	199	23	—	222
Engineering and product development costs	72	—	—	72
Interest expense	60	22	—	82
Other expense (income), net	(26)	(4)	(25)	(55)
Total costs and expenses	2,409	42	(25)	2,426
Income before equity income from financial services operations and income taxes	157	23	—	180
Equity income from financial services operations	17	—	(17)	—
Income (loss) before income tax	174	23	(17)	180
Income tax benefit (expense)	3	(6)	—	(3)
Net income (loss)	177	17	(17)	177
Less: Net income attributable to non-controlling interests	7	—	—	7
Net income (loss) attributable to Navistar International Corporation	$170	$17	$(17)	$170

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$6,815	$—	$—	$6,815
Finance revenues	—	187	(69)	118
Sales and revenues, net	6,815	187	(69)	6,933
Costs of products sold	5,615	—	—	5,615
Restructuring charges	(1)	—	—	(1)
Asset impairment charges	10	1	—	11
Selling, general and administrative expenses	546	68	(1)	613
Engineering and product development costs	222	—	—	222
Interest expense	176	64	—	240
Other expense (income), net	112	(8)	(68)	36
Total costs and expenses	6,680	125	(69)	6,736
Income before equity income from financial services operations and income taxes	135	62	—	197
Equity income from financial services operations	49	—	(49)	—
Income (loss) before income tax	184	62	(49)	197
Income tax benefit (expense)	(12)	(13)	—	(25)
Net income (loss)	172	49	(49)	172
Less: Net income attributable to non-controlling interests	20	—	—	20
Net income (loss) attributable to Navistar International Corporation	$152	$49	$(49)	$152

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of July 31, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$1,112	$48	$—	$1,160
Marketable securities	3	—	—	3
Restricted cash and cash equivalents	34	102	—	136
Finance and other receivables, net	441	2,518	(56)	2,903
Inventories	1,187	8	—	1,195
Goodwill	38	—	—	38
Property and equipment, net	924	366	—	1,290
Investments in and advances to financial services operations	663	—	(663)	—
Investments in non-consolidated affiliates	33	—	—	33
Deferred taxes, net	123	1	—	124
Other assets	388	24	—	412
Total assets	$4,946	$3,067	$(719)	$7,294
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,793	$69	$(56)	$1,806
Debt	2,929	2,275	—	5,204
Postretirement benefits liabilities	1,929	—	—	1,929
Other liabilities	1,955	60	—	2,015
Total liabilities	8,606	2,404	(56)	10,954
Stockholders' equity attributable to non-controlling interest	3	—	—	3
Stockholders' equity (deficit) attributable to controlling interest	(3,663)	663	(663)	(3,663)
Total liabilities and stockholders' equity (deficit)	$4,946	$3,067	$(719)	$7,294

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$1,261	$59	$—	$1,320
Marketable securities	101	—	—	101
Restricted cash and cash equivalents	34	91	—	125
Finance and other receivables, net	505	2,259	(101)	2,663
Inventories	1,102	8	—	1,110
Goodwill	38	—	—	38
Property and equipment, net	1,060	310	—	1,370
Investments in and advances to financial services operations	581	—	(581)	—
Investments in non-consolidated affiliates	50	—	—	50
Deferred taxes, net	117	4	—	121
Other assets	314	18	—	332
Total assets	$5,163	$2,749	$(682)	$7,230
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,664	$43	$(101)	$1,606
Debt	3,426	2,041	—	5,467
Postretirement benefits liabilities	2,097	—	—	2,097
Other liabilities	1,902	84	—	1,986
Total liabilities	9,089	2,168	(101)	11,156
Stockholders' equity attributable to non-controlling interest	5	—	—	5
Stockholders' equity (deficit) attributable to controlling interest	(3,931)	581	(581)	(3,931)
Total liabilities and stockholders' equity (deficit)	$5,163	$2,749	$(682)	$7,230

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2019
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$135	$74	$(74)	$135
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	98	1	—	99
Depreciation of equipment leased to others	(2)	47	—	45
Amortization of debt issuance costs and discount	9	6	—	15
Deferred income taxes	(46)	5	—	(41)
Asset impairment charges	6	—	—	6
Gain on sales of investments and businesses, net	(56)	—	—	(56)
Equity in income of non-consolidated affiliates	(4)	—	—	(4)
Equity in income of financial services affiliates	(74)	—	74	—
Dividends from non-consolidated affiliates	1	—	—	1
Change in intercompany receivables and payables	(43)	43	—	—
Other, net	167	(263)	—	(96)
Net cash provided by (used in) operating activities	191	(87)	—	104
Cash flows from investing activities
Purchases of marketable securities	—	—	—	—
Sales of marketable securities	—	—	—	—
Maturities of marketable securities	98	—	—	98
Capital expenditures	(88)	(2)	—	(90)
Purchase of equipment leased to others	(3)	(127)	—	(130)
Other investing activities	102	11	—	113
Net cash provided by (used in) investing activities	109	(118)	—	(9)
Net cash provided by (used in) financing activities	(447)	210	—	(237)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2)	(5)	—	(7)
Decrease in cash, cash equivalents and restricted cash	(149)	—	—	(149)
Cash, cash equivalents and restricted cash at beginning of the period	1,295	150	—	1,445
Cash, cash equivalents and restricted cash at end of the period	$1,146	$150	$—	$1,296

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$172	$49	$(49)	$172
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	106	1	—	107
Depreciation of equipment leased to others	13	40	—	53
Amortization of debt issuance costs and discount	16	7	—	23
Deferred income taxes	(3)	—	—	(3)
Asset impairment charges	10	1	—	11
Equity in income of financial services affiliates	(49)	—	49	—
Dividends from non-consolidated affiliates	4	—	—	4
Change in other intercompany receivables and payables	49	(49)	—	—
Other, net	(472)	(75)	—	(547)
Net cash used in operating activities	(154)	(26)	—	(180)
Cash flows from investing activities
Purchases of marketable securities	(214)	—	—	(214)
Sales of marketable securities	460	—	—	460
Maturities of marketable securities	29	—	—	29
Capital expenditures	(78)	(1)	—	(79)
Purchase of equipment leased to others	(62)	(80)	—	(142)
Other investing activities	(2)	8	—	6
Net cash provided by (used in) investing activities	133	(73)	—	60
Net cash provided by financing activities	363	155	—	518
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(15)	(1)	—	(16)
Increase in cash, cash equivalents and restricted cash	327	55	—	382
Cash, cash equivalents and restricted cash at beginning of the period	690	150	—	840
Cash, cash equivalents and restricted cash at end of the period	$1,017	$205	$—	$1,222